The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus, prospectus supplement and underlying supplement do not constitute an offer to sell the securities and we are not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Subject to Completion. Dated December 31, 2019

PRICING SUPPLEMENT dated January , 2020 (To the Prospectus dated August 1, 2019, the Prospectus Supplement dated August 1, 2019 and the Underlying Supplement dated August 1, 2019)	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-232144
Barclays Bank PLC Global Medium-Term Notes, Series A
Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026
■	Linked to a domestic ETF basket composed of the SPDR® Dow Jones Industrial Average® ETF Trust (60%); the SPDR® S&P MidCap 400® ETF Trust (20%); and the iShares® Russell 2000 ETF (20%)(the “Basket”)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Basket from the starting price to the ending price. The maturity payment amount will reflect the following terms:
■ If the value of the Basket increases, you will receive the original offering price plus 150% participation in the upside performance of the Basket, subject to a maximum return at maturity of 65.00% to 70.00% (to be determined on the pricing date) of the original offering price. As a result of the maximum return, the maximum maturity payment amount will be $1,650.00 to $1,700.00 per security.
■ If the value of the Basket remains flat or decreases but the decrease is not more than 15%, you will be repaid the original offering price
■ If the value of the Basket decreases by more than 15%, you will receive less than the original offering price and will have 1-to-1 downside exposure to the decrease in the value of the Basket in excess of 15%
■	Investors may lose up to 85% of the original offering price
■	Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PPS-6 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PPS-4 of this pricing supplement. The securities will have the terms specified in the prospectus dated August 1, 2019, the prospectus supplement dated August 1, 2019 and the underlying supplement dated August 1, 2019, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PPS-10 herein and “Risk Factors” beginning on page S-7 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities, by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PPS-6 of this pricing supplement.

	Original Offering Price(1), (2)	Agent Discount(2)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$48.50	$951.50
Total
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $900.00 and $933.90 per security. The estimated value is expected to be less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PPS-5 of this pricing supplement.

(2)	Wells Fargo Securities, LLC and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. See “Terms of the Securities—Agent” in this pricing supplement for further information.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Terms of the Securities

Reference Asset[1]:

An unequally weighted basket (the “Basket”) consisting of three exchange-traded funds (each, a “Basket Component” and, together, the “Basket Components”). The Basket Components, the Bloomberg ticker symbol for each Basket Component and the weighting of each Basket Component is as follows:

Basket Component	Bloomberg Ticker Symbol	Weighting
SPDR® Dow Jones Industrial Average® ETF Trust (the “DIA Fund”)	DIA UP	60.00%
SPDR® S&P MidCap 400® ETF Trust (the “MDY Fund”)	MDY UP	20.00%
iShares® Russell 2000 ETF (the “IWM Fund”)	IWM UP	20.00%

Due to the unequal weightings of the Basket Components, the performance of the DIA Fund will have a significantly larger impact on the return on the securities than the performance of any of the other Basket Components.
Pricing Date[2]:	January 31, 2020
Issue Date[2]:	February 5, 2020 (T+3)
Calculation Day[2]:	January 29, 2026
Stated Maturity Date[2]:	February 5, 2026. If the calculation day is postponed for any Basket Component, the stated maturity date will be the later of (i) February 5, 2026 and (ii) three business days after the last calculation day as postponed.
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Maturity Payment Amount:

The “maturity payment amount” per security will equal:

•

if the ending price is greater than the starting price: $1,000 plus the lesser of:

(i)

(ii)       the maximum return;

•

if the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: $1,000; or

•

if the ending price is less than the threshold price: $1,000 minus:

If the ending price is less than the threshold price, you will lose up to 85% of the original offering price of your securities at maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Maximum Return:	The “maximum return” will be determined on the pricing date and will be within the range of 65.00% to 70.00% of the original offering price ($650.00 to $700.00 per security). As a result of the maximum return, the maximum maturity payment amount will be $1,650.00 to $1,700.00 per security.
Participation Rate:	150%
Threshold Price:	85, which is equal to 85% of the starting price
Starting Price:	100
Ending Price:	The “ending price” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 60% of the component return of the DIA Fund; (B) 20% of the component return of the MDY Fund; and (C) 20% of the component return of the IWM Fund.

PPS-2

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Component Return[1]:

The “component return” of a Basket Component will be equal to:

final component price – initial component price

initial component price

where,

•

the “initial component price” will be the fund closing price of that Basket Component on the pricing date; and

•

the “final component price” will be the fund closing price of that Basket Component on the calculation day.

Fund Closing Price[1]:	The “fund closing price” with respect to a Basket Component on any trading day means the product of (i) the closing price of one share of that Basket Component on that trading day and (ii) the adjustment factor applicable to that Basket Component on that trading day.
Closing Price:	“Closing price” with respect to a share of a Basket Component has the meaning set forth under “Reference Assets—Exchange-Traded Funds—Special Calculation Provisions” in the prospectus supplement.
Adjustment Factor:	The “adjustment factor” means, with respect to a Basket Component, 1.0, subject to adjustment in the event of certain events affecting the shares of that Basket Component. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Basket Component; Alternate Calculation” below.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06747NXU3 / US06747NXU35
Agent:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession not in excess of $48.50 per security. WFS will provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $25.00 per security. In addition to the concession allowed to WFA, WFS will pay $1.20 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or distribution expense fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 If the shares of a Basket Component are de-listed or if a Basket Component is liquidated or otherwise terminated, the calculation agent may select a successor fund or, if no successor fund is available, will calculate the value to be used as the fund closing price of that Basket Component. In addition, in the case of certain events related to a Basket Component, the calculation agent may adjust any variable, including but not limited to, that Basket Component, initial component price, final component price and fund closing price of that Basket Component if the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares of that Basket Component. For more information, see “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Basket Component; Alternate Calculation” in this pricing supplement.

2 Expected. In the event that we make any change to the expected pricing date or issue date, the calculation day and/or the stated maturity date may be changed so that the stated term of the securities remains the same. If the calculation day is not a trading day with respect to any Basket Component, the calculation day for each Basket Component will be postponed to the next succeeding day that is a trading day with respect to each Basket Component. The calculation day will also be postponed for any Basket Component if a market disruption event occurs with respect to that Basket Component on the calculation day as described under “Additional Terms of the Securities—Market Disruption Events” in this pricing supplement. In addition, the stated maturity date will be postponed if that day is not a business day as described under “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement. Notwithstanding anything to the contrary in the prospectus supplement, the stated maturity date will not be postponed due to the postponement of the calculation day, except as set forth under “Terms of the Securities—Stated Maturity Date” above.

PPS-3

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated August 1, 2019, as supplemented by the prospectus supplement dated August 1, 2019 relating to our Global Medium-Term Notes, Series A, of which these securities are a part, and the underlying supplement dated August 1, 2019. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement or underlying supplement, the information and terms in this pricing supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated August 1, 2019: http://www.sec.gov/Archives/edgar/data/312070/000119312519210880/d756086d424b3.htm

•	Prospectus Supplement dated August 1, 2019: http://www.sec.gov/Archives/edgar/data/312070/000095010319010190/dp110493_424b2-prosupp.htm

•	Underlying Supplement dated August 1, 2019: http://www.sec.gov/Archives/edgar/data/312070/000095010319010191/dp110497_424b2-underlying.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

PPS-4

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Additional Information Regarding Our Estimated Value of the Securities

The range of the estimated values of the securities referenced above may not correlate on a linear basis with the range for the maximum return set forth in this pricing supplement. We determined the size of the range for the maximum return based on prevailing market conditions, as well as the anticipated duration of the marketing period for the securities. The final terms for the securities will be determined on the date the securities are initially priced for sale to the public (the “pricing date”) based on prevailing market conditions on or prior to the pricing date and will be communicated to investors orally and/or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately six months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PPS-10 of this pricing supplement.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

PPS-5

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Consent to U.K. Bail-in Power

Notwithstanding any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities, by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities such shares, securities or obligations); and/or (iii) the amendment or alteration of the maturity of the securities, or amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

PPS-6

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Investor Considerations

The securities are not suitable for all investors. The securities may be a suitable investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the ending price will be greater than the starting price, and you are willing and able to accept the risk that, if the ending price is less than the starting price by more than 15%, you will lose up to 85% of the original offering price of your securities at maturity.

▪	You are willing and able to accept that any potential return on the securities is limited to the maximum return.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the Basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Basket Components or the securities held by the Basket Components, nor will you have any voting rights with respect to the Basket Components or the securities held by the Basket Components.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be a suitable investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the ending price will be less than the starting price, or you are unwilling or unable to accept the risk that, if the ending price is less than the starting price by more than 15%, you will lose up to 85% of the original offering price of your securities at maturity.

▪	You seek an investment with uncapped exposure to any positive performance of the Basket.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the Basket Components or the securities held by the Basket Components.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The suitability considerations identified above are not exhaustive. Whether or not the securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PPS-10 of this pricing supplement and the “Risk Factors” beginning on page S-7 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Basket and the Basket Components, please see the sections titled “The Basket,” “The SPDR® Dow Jones Industrial Average® ETF Trust,” “The SPDR® S&P MidCap 400® ETF Trust” and “The iShares® Russell 2000 ETF” below.

PPS-7

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Determining the Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PPS-8

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Hypothetical Payout Profile

The following graph is based on a hypothetical maximum return of 67.50% of the original offering price or $675.00 per security (the midpoint of the specified range for the maximum return), a participation rate of 150% and a threshold price equal to 85% of the starting price. For purposes of the following graph, “Basket return” means the percentage change from the starting price to the ending price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price, the actual maximum return and whether you hold your securities to maturity. If the maximum return is less than 67.50% of the original offering price, your actual return may be lower than the returns shown below.

PPS-9

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket, any Basket Component or any of the securities held by a Basket Component or composing an index underlying a Basket Component (an “underlying index” and collectively, the “underlying indices”). Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

•	If The Ending Price Is Less Than The Threshold Price, You Will Lose Up To 85% Of The Original Offering Price Of Your Securities At Maturity — If the ending price is less than the threshold price, the maturity payment amount that you receive at maturity will be reduced by an amount equal to the decline in the value of the Basket below the threshold price (expressed as a percentage of the starting price). The threshold price is 85% of the starting price. As a result, you may lose up to 85% of the original offering price at maturity, even if the value of the Basket is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

•	No Periodic Interest Will Be Paid On The Securities — No periodic payments of interest will be made on the securities.

•	Your Return Will Be Limited To The Maximum Return And May Be Lower Than The Return On A Direct Investment In The Basket Components — The opportunity to participate in the possible increases in the value of the Basket through an investment in the securities will be limited because any positive return on the securities will not exceed the maximum return, regardless of any increase in the value of the Basket, which may be significant. Furthermore, the effect of the participation rate will be progressively reduced for all ending prices exceeding the ending price at which the maximum return is reached.

•	Correlation (Or Lack Of Correlation) Of Performances Among The Basket Components May Adversely Affect Your Return On The Securities, And Changes In The Values Of The Basket Components May Offset Each Other — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the values of the Basket Components may not correlate with each other. At a time when the value of a Basket Component increases in value, the value of another Basket Component may not increase as much, or may even decline in value. Therefore, in calculating the Basket Components’ performance on the calculation day, an increase in the value of a Basket Component may be moderated, or wholly offset, by a lesser increase or by a decline in the value of another Basket Component. In addition, however, high correlation of movements in the values of the Basket Components could adversely affect your return on the securities during periods of negative performance of the Basket Components. Changes in the correlation of the Basket Components may adversely affect the market value of the securities.

•	The Basket Components Are Unequally Weighted — The Basket Components are unequally weighted. Accordingly, the performance by a Basket Component with a higher weighting will have a significantly larger impact on the return on the securities than the performance of a Basket Component with a lower weighting. If a Basket Component with a higher weighting performs poorly, that poor performance could negate or significantly diminish the effect on the return on the securities of any positive performance by one or more lower-weighted Basket Components.

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities, by acquiring the securities, each holder and beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail could materially adversely affect the value of the securities” and “Risk Factors—Risks Relating to the Securities

PPS-10

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the values of the Basket Components on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components and the securities held by the Basket Components;

•	the correlation (or lack of correlation) among the Basket Components;

•	the time to maturity of the securities;

•	the market prices of, and dividend rates on, the Basket Components and the securities held by the Basket Components;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the value of the Basket Components will rise or fall. There can be no assurance that the value of the Basket will not close below the threshold price on the calculation day. The value of the Basket Components will be influenced by complex and interrelated political, economic, financial and other factors that affect the Basket Components, the securities held by the Basket Components and the securities composing the underlying indices. You should be willing to accept the downside risks associated with equities in general and the Basket Components in particular, and the risk of losing up to 85% of the original offering price.

•	Owning The Securities Is Not Equivalent To Owning The Basket Components, The Securities Held By The Basket Components Or The Securities Composing The Underlying Indices — The return on your securities may not reflect the return you would realize if you actually owned the Basket Components, the securities held by the Basket Components or the securities composing the underlying indices. For example, as a holder of the securities, you will not have voting rights, rights to receive dividends or other distributions or any other rights with respect to the Basket Components, the securities held by the Basket Components or the securities composing the underlying indices.

•	The Securities Are Subject To Small-Capitalization Companies Risk With Respect To The IWM Fund — The component securities of the IWM Fund are companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked in part to the IWM Fund may be more volatile than an investment linked to an exchange-traded fund with component stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

PPS-11

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

•	Certain Features Of Exchange-Traded Funds Will Impact The Value Of The Securities — The performance of each Basket Component will not fully replicate the performance of its underlying index, and each Basket Component may hold securities or other assets not included in its underlying index. The value of each Basket Component is subject to:

•	Management risk. This is the risk that the investment strategy for a Basket Component, the implementation of which is subject to a number of constraints, may not produce the intended results. Each Basket Component’s investment adviser may have the right to use a portion of that Basket Component’s assets to invest in shares of equity securities that are not included in the relevant underlying index. Each Basket Component is not actively managed, and each Basket Component’s investment adviser will generally not attempt to take defensive positions in declining markets.

•	Derivatives risk. Each Basket Component may invest in derivatives, including forward contracts, futures contracts, options on futures contracts, options and swaps. A derivative is a financial contract, the value of which depends on, or is derived from, the value of an underlying asset such as a security or an index. Compared to conventional securities, derivatives can be more sensitive to changes in interest rates or to sudden fluctuations in market prices, and thus the Basket Components’ losses may be greater than if the Basket Components invested only in conventional securities.

•	Transaction costs and fees. Unlike the underlying indices, each Basket Component will reflect transaction costs and fees that will reduce its performance relative to its underlying index.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the factors described above. In addition, a Basket Component may diverge significantly from the performance of its underlying index due to differences in trading hours between that Basket Component and the securities composing its underlying index or other circumstances. During periods of market volatility, the component securities held by a Basket Component may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of that Basket Component and the liquidity of that Basket Component may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in a Basket Component. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Basket Components. As a result, under these circumstances, the market value of a Basket Component may vary substantially from the net asset value per share of that Basket Component. Because the securities are linked to the performance of the Basket Components and not the underlying indices, the return on your securities may be less than that of an alternative investment linked directly to the underlying indices.

•	Anti-Dilution Protection Is Limited, And The Calculation Agent Has Discretion To Make Anti-Dilution Adjustments — The calculation agent may in its sole discretion make adjustments affecting the amounts payable on the securities upon the occurrence of certain events with a view to preserving the relative investment risks of the securities. However, the calculation agent might not make such adjustments in response to all events that could affect the shares of a Basket Component. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the securities. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the Fund; Alternate Calculation” in this pricing supplement.

•	Adjustments To A Basket Component Or An Underlying Index Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity — The investment adviser of a Basket Component (a “fund sponsor”) may add, delete or substitute the component securities held by that Basket Component or make changes to its investment strategy, and the sponsor of an underlying index may add, delete, substitute or adjust the securities composing that underlying index or make other methodological changes to that underlying index that could affect its performance. In addition, if the shares of a Basket Component are de-listed or if a Basket Component is liquidated or otherwise terminated, the calculation agent may select a successor fund that the calculation agent determines to be comparable to that Basket Component or, if no successor fund is available, the calculation agent will calculate the value to be used as the fund closing price of that Basket Component. Any of these actions could adversely affect the value of the relevant Basket Component and, consequently, the value of the securities. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to a Basket Component; Alternate Calculation—Liquidation Events” in this pricing supplement.

•	The Estimated Value Of Your Securities Is Expected To Be Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees expected to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above

PPS-12

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Basket Components or their components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating dealer realizes for the sale of

PPS-13

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any values of the Basket Components and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a Basket Component on any date that the values of the Basket Components are to be determined; if the shares of a Basket Component are de-listed or if a Basket Component is liquidated or otherwise terminated, selecting a successor fund or, if no successor fund is available, determining any value necessary to calculate any payments on the securities; and determining whether to adjust any variable described herein in the case of certain events related to a Basket Component that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the shares of that Basket Component. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

•	The Historical Performance Of The Basket Components Is Not An Indication Of Their Future Performance — The historical performance of the Basket Components should not be taken as an indication of the future performance of the Basket Components. It is impossible to predict whether the fund closing price of any Basket Component will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the values of the Basket Components are not necessarily indicative of fluctuations or trends that may occur in the future.

•	The Ending Price Is Not Based On The Value Of The Basket At Any Time Other Than The Calculation Day — The ending price will be based solely on the fund closing price of each Basket Component on the calculation day, and the maturity payment amount will be based solely on the ending price relative to the starting price. Therefore, if the value of the Basket has declined as of the calculation day, the maturity payment amount may be significantly less than it would otherwise have been had the ending price been determined at a time prior to such decline or after the value of the Basket has recovered. Although the value of the Basket on the stated maturity date or at other times during the term of your securities may be higher than the ending price, you will not benefit from the value of the Basket other than the value of the Basket on the calculation day.

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the Basket and the merits of investing in the securities.

•	We Cannot Control Actions Of Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components Or The Underlying Indices — Actions by any company whose securities are included in the Basket Components or in the underlying indices may have an adverse effect on the price of its security, the closing price of a Basket Component on the calculation day and the value of the securities. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

•	We And Our Affiliates Have No Affiliation With The Fund Sponsors Or The Underlying Index Sponsors And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with the fund sponsors or the underlying index sponsors (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the Basket Components or the underlying indices. We have derived the information about the sponsors, the Basket Components and the underlying indices contained in this pricing supplement and the accompanying underlying supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the Basket Component, the underlying indices and the sponsors. The sponsors will not be involved in the offering of the securities made hereby in any way, and the sponsors do not have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

•	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts, as described below under “Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be materially and adversely affected.

PPS-14

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Even if the treatment of the securities is respected, the IRS may assert that the securities constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the securities. Our special tax counsel has not expressed an opinion with respect to whether the “constructive ownership” rules apply to the securities.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities (including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PPS-15

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Hypothetical Returns

The following table illustrates, for a hypothetical maximum return of 67.50% of the original offering price or $675.00 per security (the midpoint of the specified range for the maximum return), a participation rate of 150%, a starting price of 100, a threshold price of 85 and a range of hypothetical ending prices of the Basket:

•	the hypothetical percentage change from the starting price to the hypothetical ending price;

•	the hypothetical maturity payment amount per security; and

•	the hypothetical pre-tax total rate of return.

Hypothetical ending price	Percentage change from the starting price to the hypothetical ending price	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return
175.00	75.00%	$1,675.00	67.50%
150.00	50.00%	$1,675.00	67.50%
145.00	45.00%	$1,675.00	67.50%
140.00	40.00%	$1,600.00	60.00%
130.00	30.00%	$1,450.00	45.00%
120.00	20.00%	$1,300.00	30.00%
110.00	10.00%	$1,150.00	15.00%
105.00	5.00%	$1,075.00	7.50%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
85.00	-15.00%	$1,000.00	0.00%
84.00	-16.00%	$990.00	-1.00%
75.00	-25.00%	$900.00	-10.00%
50.00	-50.00%	$650.00	-35.00%
25.00	-75.00%	$400.00	-60.00%
0.00	-100.00%	$150.00	-85.00%

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual maturity payment amount and the resulting pre-tax rate of return will depend on the actual ending price and actual maximum return. If the maximum return is less than 67.50% of the original offering price, the actual maturity payment amount and the resulting pre-tax rate of return may be lower than the maturity payment amounts and the resulting pre-tax rates of return shown above.

PPS-16

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Hypothetical Maturity Payment Amounts

Set forth below are examples of maturity payment amount calculations, reflecting a hypothetical maximum return of 67.50% of the original offering price or $675.00 per security (the midpoint of the specified range for the maximum return), a participation rate of 150%, a starting price of 100 and a threshold price of 85 and assuming hypothetical initial component prices and final component prices as indicated in the examples. Terms used for purposes of these hypothetical examples do not represent the actual initial component prices or final component prices applicable to the securities. The actual initial component price for each Basket Component will be the fund closing price of that Basket Component on the pricing date and the actual final component price for each Basket Component will be the fund closing price of that Basket Component on the calculation day. For historical closing prices of the Basket Components and historical performance of the Basket, see the historical information set forth under the sections titled “The Basket,” “The SPDR® Dow Jones Industrial Average® ETF Trust,” “The SPDR® S&P MidCap 400® ETF Trust” and “The iShares® Russell 2000 ETF” below. These examples are for purposes of illustration only. We cannot predict the fund closing price of any Basket Component on any day during the term of the securities, including on the calculation day. You should not take these examples as an indication or assurance of the expected performance of the securities. The values used in the examples may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the securities.

Example 1. Maturity payment amount is greater than the original offering price and reflects a return that is less than the maximum return:

	DIA Fund	MDY Fund	IWM Fund
Initial Component Price	$100.00	$100.00	$100.00
Final Component Price	$112.00	$109.00	$105.00
Component Return	12.00%	9.00%	5.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (60% × 12.00%) + (20% × 9.00%) + (20% × 5.00%)] = 110.00

Because the hypothetical ending price is greater than the starting price, the maturity payment amount per security would be equal to the original offering price of $1,000 plus a positive return equal to the lesser of:

(ii) the maximum return of $675.00 per security

On the stated maturity date, you would receive $1,150.00 per security.

Example 2. Maturity payment amount is greater than the original offering price and reflects a return equal to the maximum return:

	DIA Fund	MDY Fund	IWM Fund
Initial Component Price	$100.00	$100.00	$100.00
Final Component Price	$170.00	$150.00	$140.00
Component Return	70.00%	50.00%	40.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (60% × 70.00%) + (20% × 50.00%) + (20% × 40.00%)] = 160.00

Because the hypothetical ending price is greater than the starting price, the maturity payment amount per security would be equal to the original offering price of $1,000 plus a positive return equal to the lesser of:

(ii) the maximum return of $675.00 per security

On the stated maturity date, you would receive $1,675.00 per security, which is the maximum maturity payment amount.

In addition to limiting your return on the securities, the maximum return limits the positive effect of the participation rate. If the ending price is greater than the starting price, you will participate in the performance of the Basket at a rate of 150% up to a certain point. However, under the hypothetical terms of the securities, the effect of the participation rate will be progressively reduced for ending

PPS-17

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

prices that are greater than 145.00% of the starting price (assuming a maximum return of 67.50% of the original offering price or $675.00 per security, the midpoint of the specified range for the maximum return) because your return on the securities for any ending price greater than 145.00% of the starting price will be limited to the maximum return.

Example 3. Maturity payment amount is equal to the original offering price:

	DIA Fund	MDY Fund	IWM Fund
Initial Component Price	$100.00	$100.00	$100.00
Final Component Price	$75.00	$120.00	$115.00
Component Return	-25.00%	20.00%	15.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (60% × -25.00%) + (20% × 20.00%) + (20% × 15.00%)] = 92.00

Because the hypothetical ending price is less than the starting price, but not by more than 15%, you would not lose any of the original offering price of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

In this example, the hypothetical final component price of the DIA Fund is less than its hypothetical initial component price, while the hypothetical final component prices of the other Basket Components are greater than their hypothetical initial component prices. Because the Basket is unequally weighted, increases in the lower weighted Basket Components will be moderated, and may be wholly offset, by decreases in the more heavily weighted Basket Component. In this example, the 25.00% decrease in the DIA Fund has a significant impact on the ending price notwithstanding the positive performance of the other Basket Components due to the 60.00% weighting of the DIA Fund, which results in the hypothetical ending price being less than the starting price.

Example 4. Maturity payment amount is less than the original offering price:

	DIA Fund	MDY Fund	IWM Fund
Initial Component Price	$100.00	$100.00	$100.00
Final Component Price	$30.00	$90.00	$70.00
Component Return	-70.00%	-10.00%	-30.00%

Based on the component returns set forth above, the hypothetical ending price would equal:

100 × [1 + (60% × -70.00%) + (20% × -10.00%) + (20% × -30.00%)] = 50.00

Because the hypothetical ending price is less than the starting price by more than 15%, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to:

On the stated maturity date, you would receive $650.00 per security.

To the extent that the initial component prices, final component prices and maximum return differ from the values assumed above, the results indicated above would be different. If the maximum return is less than 67.50% of the original offering price, your actual maturity payment amount may be lower than the maturity payment amounts shown above.

PPS-18

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Additional Terms of the Securities

Barclays Bank PLC will issue the securities as part of a series of unsecured and unsubordinated debt securities entitled “Global Medium-Term Notes, Series A,” which are more fully described in the accompanying prospectus supplement. In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in the prospectus supplement, underlying supplement or prospectus, the terms described in this pricing supplement will control.

Certain Definitions

A “trading day” with respect to a Basket Component means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to that Basket Component or any successor fund, as applicable, are scheduled to be open for trading for their respective regular trading sessions.

The “relevant stock exchange” for a Basket Component or any successor fund means the primary exchange or quotation system on which shares (or other applicable securities) of that Basket Component or that successor fund, as applicable, are traded, as determined by the calculation agent.

The “related futures or options exchange” for a Basket Component or any successor fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to that Basket Component or that successor fund, as applicable.

Market Disruption Events

A “market disruption event” means, with respect to a Basket Component, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of that Basket Component or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of that Basket Component or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of that Basket Component or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of that Basket Component or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to that Basket Component or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to that Basket Component or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Basket Component:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to that Basket Component or any successor fund; and

(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for that Basket Component or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If the calculation day is not a trading day with respect to any Basket Component, the calculation day for each Basket Component will be postponed to the next succeeding day that is a trading day with respect to each Basket Component. If a market disruption event occurs or is continuing with respect to a Basket Component on the calculation day, then the calculation day for that Basket Component will be postponed to the first succeeding trading day for that Basket Component on which a market disruption event for that Basket

PPS-19

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for that Basket Component after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for that Basket Component. If the calculation day has been postponed eight trading days for that Basket Component after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to that Basket Component on such eighth trading day, the calculation agent will determine the closing price of that Basket Component on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of that Basket Component as of the close of trading on such eighth trading day. Notwithstanding a postponement of the calculation day for a particular Basket Component due to a market disruption event with respect to that Basket Component, the originally scheduled calculation day will remain the calculation day for the other Basket Component not affected by a market disruption event.

Anti-dilution Adjustments Relating to a Basket Component; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Basket Component as specified below if any of the events specified below occurs with respect to that Basket Component or any successor fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day.

The adjustments specified below do not cover all events that could affect a Basket Component or any successor fund, and there may be other events that could affect a Basket Component or any successor fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Basket Component or any successor fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Basket Component or any successor fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Basket Component unless the adjustment would result in a change to that adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Basket Component, then once such split has become effective, the adjustment factor for that Basket Component will be adjusted to equal the product of the prior adjustment factor for that Basket Component and the number of securities which a holder of one share (or other applicable security) of that Basket Component or any successor fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by a Basket Component or any successor fund ratably to all holders of record of such shares (or other applicable securities), then the adjustment factor for that Basket Component will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor for that Basket Component and the number of shares (or other applicable securities) of that Basket Component or that successor fund, as applicable, which a holder of one share (or other applicable security) of that Basket Component or that successor fund, as applicable, before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of that Basket Component or any successor fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Basket Component, then the adjustment factor for that Basket Component will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for that Basket Component and a fraction, the numerator of which is the closing price per share (or other applicable security) of that Basket Component or any successor fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of that Basket Component or that successor fund, as applicable, on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

PPS-20

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

(2)	“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Basket Component or any successor fund will equal the amount per share (or other applicable security) of that Basket Component or that successor fund, as applicable, of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Basket Component or any successor fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Basket Component or any successor fund declares or makes a distribution to all holders of the shares (or other applicable securities) of that Basket Component or that successor fund, as applicable, of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

(E)	Reorganization Events

If a Basket Component or any successor fund is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and that Basket Component or that successor fund, as applicable, is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for that Basket Component or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Basket Component is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to that Basket Component, then, upon the calculation agent’s notification of that determination to the trustee, any subsequent fund closing price for that Basket Component will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If a Basket Component undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of that Basket Component is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for that Basket Component on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Basket Component, provided that if the calculation agent determines in its discretion that it is not practicable to replicate that Basket Component (including but not limited to the instance in which an underlying index sponsor discontinues publication of the relevant underlying index), then the calculation agent will calculate the fund closing price for that Basket Component on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the performance of that Basket Component’s portfolio as constituted immediately prior to such liquidation event, without any rebalancing or substitution of securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Basket Component, such successor fund or fund closing price will be used as a substitute for that Basket Component for all purposes, including for purposes of determining whether a market disruption event exists with respect to that Basket Component. Notwithstanding these alternative arrangements, a liquidation event with respect to a Basket Component may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating a Basket Component or a successor fund, or the related underlying index, is changed in a material respect, or if a Basket Component or a successor fund is in any other way modified so that such Basket Component does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Basket Component or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of a Basket Component comparable to such Basket Component or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Basket Component and the maturity payment amount with reference to such adjusted closing price of such Basket Component or such successor fund, as applicable.

Events of Default and Acceleration

PPS-21

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

See “Terms of the Notes—Default Amount” in the accompanying prospectus supplement.

PPS-22

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

The Basket

The securities are linked to an equally weighted basket consisting of the “The SPDR® Dow Jones Industrial Average® ETF Trust,” “The SPDR® S&P MidCap 400® ETF Trust” and “The iShares® Russell 2000 ETF” below. While historical information on the Basket does not exist for dates prior to the pricing date, the following graph sets forth the performance of the Basket from January 1, 2014 through December 24, 2019, assuming that, on January 1, 2014, the Basket was constructed with the specified weights for the Basket Components, the initial component prices were determined and the starting price was set equal to 100.

We obtained the closing prices of each Basket Component used to calculate the below graph from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the Basket should not be taken as an indication of future performance. Future performance of the Basket may differ significantly from historical performance, and no assurance can be given as to the Basket closing prices during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the Basket will not result in a loss on your initial investment.

The performance of the Basket will reflect the performance of the Basket Components. See “Risk Factors—Correlation (Or Lack Of Correlation) Of Performances Between The Basket Components May Adversely Affect Your Return On The Securities, And Changes In The Value Of One Basket Component May Offset The Other Basket Components” above.

* The dotted line indicates a hypothetical threshold price of 85% of the hypothetical price of the basket on December 24, 2019. The actual trigger value is 85, which is equal to 85% of the actual starting price of 100.

PPS-23

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

The SPDR® Dow Jones Industrial Average® ETF Trust

According to publicly available information, the DIA Fund is a unit investment trust and registered investment company that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Dow Jones Industrial Average®. The Dow Jones Industrial Average® is a price-weighted index that seeks to measure the performance of 30 U.S. blue-chip companies. For more information about the DIA Fund, see “Exchange-Traded Funds—The SPDR® Dow Jones Industrial Average® ETF Trust” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices displayed in the graph below from Bloomberg without independent verification. The historical performance of the DIA Fund should not be taken as an indication of the future performance of the DIA Fund. Future performance of the DIA Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the DIA Fund during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the DIA Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the DIA Fund for the period from January 1, 2014 to December 24, 2019. The closing price on December 24, 2019 was $285.01.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS-24

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

The SPDR® S&P MidCap 400® ETF Trust

According to publicly available information, the MDY Fund is a unit investment trust and registered investment company that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P Midcap 400® Index. The S&P Midcap 400® Index consists of stocks of 400 companies selected to provide a performance benchmark for the medium market capitalization segment of the U.S. equity markets. For more information about the MDY Fund, see “Exchange-Traded Funds—The SPDR® S&P Midcap 400® ETF Trust” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices displayed in the graph below from Bloomberg without independent verification. The historical performance of the MDY Fund should not be taken as an indication of the future performance of the MDY Fund. Future performance of the MDY Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the MDY Fund during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the MDY Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the MDY Fund for the period from January 1, 2014 to December 24, 2019. The closing price on December 24, 2019 was $375.26.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS-25

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

The iShares® Russell 2000 ETF

According to publicly available information, the IWM Fund is an exchange-traded fund of iShares® Trust, a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of small-capitalization U.S. equities, which is currently the Russell 2000® Index. The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 small-capitalization stocks and is designed to track the performance of the small-capitalization segment of the U.S. equity market. For more information about the IWM Fund, see “Exchange-Traded Funds—The iShares® ETFs” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices displayed in the graph below from Bloomberg without independent verification. The historical performance of the IWM Fund should not be taken as an indication of the future performance of the IWM Fund. Future performance of the IWM Fund may differ significantly from historical performance, and no assurance can be given as to the closing prices of the IWM Fund during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the IWM Fund will not result in a loss on your initial investment. The closing prices below may have been adjusted to reflect certain actions, such as stock splits and reverse stock splits.

The following graph sets forth daily closing prices of the IWM Fund for the period from January 1, 2014 to December 24, 2019. The closing price on December 24, 2019 was $166.68.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

PPS-26

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Tax Considerations

You should review carefully the sections entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Basket. Assuming this treatment is respected, upon a sale or exchange of the securities (including redemption at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities. Subject to the application of the constructive ownership rules, any gain or loss recognized on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the original issue price. The securities could be treated as constructive ownership transactions within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the securities. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the securities. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the securities described above, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2023 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the securities do not have a “delta of one” within the meaning of the regulations, we expect that these regulations will not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

PPS-27

Market Linked Securities—Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to a Domestic ETF Basket due February 5, 2026

Appendix

The material included in this Appendix was prepared by Wells Fargo Securities, LLC and will be distributed to investors in connection with the offering of the securities described in this pricing supplement. This material does not constitute terms of the securities. Instead, the securities will have the terms specified in the prospectus dated August 1, 2019, the prospectus supplement dated August 1, 2019 and the underlying supplement dated August 1, 2019, as supplemented or superseded by this pricing supplement.

PPS-28

Market Linked Securities

Leveraged Upside Participation

to a Cap and Fixed Percentage

Buffered Downside

This material was prepared by Wells Fargo Securities, LLC, a registered roker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

Distributed by Wells Fargo Securities, LLC

MARKET LINKED SECURITIES WITH LEVERAGED UPSIDE PARTICIPATION TO A CAP AND FIXED PERCENTAGE BUFFERED DOWNSIDE ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside have complex features and are not suitable for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside allow you to participate in the performance ofa market measure, such as an index of equity securities, an exchange-traded fund, or a basket of indexes or exchange-traded funds. In contrast to a direct investment, Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside provide a buffer against a moderate decline in the market measure and the potential to achieve a higher return in certain market scenarios, subject to a capped value. However, if the market measure declines in value by more than the buffer, you could incur a substantial loss on your investment. The buffer and potential for a higher return apply at maturity only and, if the issuer defaults on its payment obligations, you could loseyour entire investment.

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside are unsecured debt obligations of the issuer. You will have no ability to pursue the underlying market measure or any assets included in the underlying market measure for payment.

The charts in this section do not reflect forgone dividend payments

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, as the graph indicates, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments) would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

2 | Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside payoff

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside offer a return at maturity that is based on the performance of a specified market measure, as measured from a specified starting level to the closing level of the market measure on a calculation day shortly before maturity (the ending level).

To understand how Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside would perform under varying market conditions, consider the following hypothetical terms:

•	Participation rate: 125%. A participation rate determines how much of the appreciation of the underlying market measure (if any) will be reflected in the payment at maturity on Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside, subject to the capped value described below. A participation rate of 125% means that if the market measure appreciates from its starting level to its ending level, the investor will receive a total return at maturity equal to 125% of that appreciation, subject to the capped value described below. For example, if the market measure appreciates by 8%, the investor will receive a total return at maturity of 10% (which is 125% of 8%).

•	Capped value: 120%. A capped value effectively sets a ceiling above which the investor will not participate in further appreciation of the market measure. A capped value of 120% means that the investor will not receive more than 120% of the original offering price of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside at maturity. This results in a maximum total return at maturity of 20%, even if the market measure appreciates by more than 20%. Note that the capped value effectively reduces the participation rate in scenarios where the participation rate multiplied by the appreciation of the market measure would exceed the maximum total return at maturity.

•	Buffer: 10%. A buffer offers a measure of downside market risk reduction at maturity as compared to a direct investment in the market measure. A 10% fixed buffer means that an investor will be repaid the original offering price at maturity if the market measure declines by 10% or less from the starting level to the ending level – in other words, if the ending level is greater than or equal to a threshold level that is equal to 90% of the starting level. However, if the market measure declines by more than 10%, so that the ending level is less than the threshold level, the investor will incur a loss equal to the percentage decline of the market measure in excess of 10%. For example, if the market measure declines by 25%, the percentage decline of 25% will exceed the 10% buffer by 15% and the investor will incur a 15% loss at maturity.

This information, including the graph to the left, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield, or investment, nor is it indicative of future results. The graph illustrates the payoff on hypothetical Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside described above for a range of percentage changes from the starting level to the ending level.

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This hypothetical Market Linked Security with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside could potentially allow you to outperform the underlying market measure if the ending level of the market measure has declined from the starting level or has increased from the starting level by less than 20%. Note that because the value of the market measure does not incorporate dividends paid on the market measure, the return on Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside does not compensate you for dividends paid on the market measure. All payments on the securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the market measure or any assets included in the market measure for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

The diagram below illustrates how the cash payment on the stated maturity date for this hypothetical Market Linked Security with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside will be calculated. The diagram below assumes an original offering price of $1,000 per security.

Determining payment at maturity

Estimated value of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

The original offering price of each Market Linked Security with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside will include certain costs that are borne by you. Because of these costs, the estimated value of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” below and the applicable pricing supplement for more information.

4 | Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

The issuer will disclose the estimated value of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside in the applicable pricing supplement. The estimated value of a Market Linked Security with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the security, which combination consists of a non-interest bearing, fixed-income bond, and one or more derivative instruments underlying the economic terms of the security. You should read the applicable pricing supplement for more information about the estimated value of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside and how it is determined.

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents, and consider several factors before making an investment decision.

An investment in Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity, you may incur a loss on your investment, and you may sacrifice some return opportunities with a maximum return cap (capped value) and forgo interest payments and dividend payments.

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside are not suitable for all investors, but may be suitable for investors aiming to:

•	Supplement their existing investments with new return profiles

•	Add a layer of partial protection against losses at maturity

•	Obtain exposure to a market measure with a different risk/return profile than a direct investment in that market measure

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for any Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside are right for you.

•	Are you comfortable with the potential loss of a significant portion of your initial investment as a result of a percentage decline of the market measure that exceeds the buffer?

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity?

•	Does protection against moderate market declines take precedence for you over uncapped returns, dividend payments, or fixed returns?

•	What is your outlook on the market?

•	What is your sensitivity to the tax treatment for your investments?

•	Are you dependent on your investments for current income?

•	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the market measure that Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate, given your financial situation, investment goals, and risk profile.

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General risks and investment considerations

Investments in Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside are not suitable for all investors. They involve a variety of risks and may be linked to a variety of different market measures. Each Market Linked Security with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside and each market measure will have its own unique set of risks and investment considerations. Before you invest in Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside:

•	Principal and performance risk. Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside are not structured to repay your full principal amount on the stated maturity date. As a result, depending on the performance of the market measure, the payment you receive at maturity may be less than the original offering price of the Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside and you may incur a substantial loss on your investment.

•	Limited upside. Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside are subject to a capped value, which will limit your return potential. Because of the capped value, the return you receive at maturity on Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside may be lower than the return you could have achieved on a direct investment in the market measure. Furthermore, the effect of the participation rate will be progressively reduced for all ending levels exceeding the ending level at which the capped value is reached.

•	Liquidity risk. Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside are not appropriate for investors who may have liquidity needs prior to maturity. Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside. Accordingly, you may be unable to sell your Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside prior to their maturity date. If you choose to sell Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•	Market value uncertain. Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside prior to maturity will be affected by numerous factors, such as performance, volatility, and dividend rate of the market measure; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness. Wells Fargo Securities anticipates that the value of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside will always be at a discount to the capped value.

•	Costs to investors. The original offering price of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside will include certain costs that are borne by you. These costs will adversely affect the economic terms of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside is likely to be less than the original offering price.

•	Credit risk. Any investment in Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the market measure or any assets included in the market measure for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside prior to maturity.

6 | Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside

•	No periodic interest or dividend payments. Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside do not typically provide periodic interest. Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside linked to equities do not provide for a pass through of any dividend paid on the underlying equities.

•	Estimated value considerations. The estimated value of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside that will be disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy the securities from you at any time after issuance.

•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities or one of their respective affiliates may engage in business with companies whose securities are included in a market measure, or may publish research on such companies or a market measure. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside. Finally, the estimated value of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•	Effect of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities, or one of their respective affiliates could affect the underlying market measure or the value of Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside.

•	Index risk. If the market measure is an index, or an ETF that tracks an index, your return on Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside will be subject to the heightened political and economic risks associated with emerging markets.

•	ETF risk. If the market measure is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside linked to an ETF involves risks related to the index underlying the ETF, as discussed in the previous risk consideration. If the index includes foreign securities, Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside will be subject to currency exchange rate risk, as the value of the ETF will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•	Basket risk. If the market measure is a basket, the performance of the basket components may offset each other. Any appreciation of one or more basket components may be moderated, or wholly offset, or more than offset, by depreciation of one or more other basket components.

•	Tax considerations. The tax consequences of an investment in Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside are uncertain. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. Federal income tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or foreign jurisdiction.

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Always read the preliminary pricing supplement and other related offering documents.

Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside are offered with a preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside and what structures are currently available for investment, contact your financial advisor who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA, NFA, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

© 2016 Wells Fargo Securities. All rights reserved. MC-6159 (11/16)

8 | Market Linked Securities with Leveraged Upside Participation to a Cap and Fixed Percentage Buffered Downside